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                                                                Exhibit (h)1.15
                                LETTER AGREEMENT
                                       and
                               AMENDED SCHEDULE A

Frank Russell Investment Management Company
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Sections 25 and 26 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company ("FRIC") and Frank Russell Investment Management Company, dated April 1, 1988, FRIC advises you that it is creating one new FRIC Fund named the Russell Multi-Manager Principal Protected Fund (the "New Fund") and is adding classes of shares to the New Fund. FRIC desires Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to each class of shares of the New Fund pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. FRIC also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add the New Fund and classes of shares thereto. The fees to be charged by the Transfer and Dividend Disbursing Agent in return for its services are the same as those set forth in the current fee schedule to the Transfer and Dividend Disbursing Agency Agreement.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to the New Fund and additional classes of shares and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY


By:_________________________
   Mark E. Swanson
   Treasurer

Accepted this ____ day of ________, 2002

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:_________________________
   Leonard P. Brennan
   President

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                                     AMENDED
                                   SCHEDULE A

                        FRANK RUSSELL INVESTMENT COMPANY

FUND                                                        CLASS(ES)
----                                                        ---------

Equity I                                                    E; I; Y
Equity II                                                   E; I; Y
Equity III                                                  E; I; Y
Equity Q                                                    E; I; Y
Fixed Income I                                              E; I; Y
Short Term Bond (formerly Fixed Income II)                  A; B; C; E; S; I; Y
Fixed Income III                                            E; I; Y
International                                               E; I; Y
Emerging Markets                                            A; B; C; E; S
Diversified Equity                                          A; B; C; E; S
Special Growth                                              A; B; C; E; S
Equity Income                                               A; B; C; E; S
Quantitative Equity                                         A; B; C; E; S
International Securities                                    A; B; C; E; S
Real Estate Securities                                      A; B; C; E; S; I; Y
Diversified Bond                                            A; B; C; E; S
Multistrategy Bond                                          A; B; C; E; S
Select Value                                                A; B; C; E; S; I; Y
Select Growth                                               A; B; C; E; S; I; Y
Money Market                                                S
Tax Exempt Bond (formerly Limited Volatility Tax Free)      A; B; C; E; S
U.S. Government Money Market                                S
Tax Free Money Market                                       S
Aggressive Strategy                                         A; B; C; S; D; E
Balanced Strategy                                           A; B; C; S; D; E
Moderate Strategy                                           A; B; C; S; D; E
Conservative Strategy                                       A; B; C; S; D; E
Equity Aggressive Strategy (formerly
       Equity Balanced Strategy)                            A; B; C; S; D; E
Tax-Managed Global Equity                                   A; B; C; E; S
Tax-Managed Large Cap (formerly Equity T)                   A; B; C; E; S
Tax-Managed Mid & Small Cap (formerly
       Tax-Managed Small Cap)                               A; B; C; E; S
Russell Multi-Manager Principal Protected Fund              A; B; C